UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Act of 1934

Date of Report (Date of earliest event reported): March 31, 2025

TWO HANDS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-56065	42-1770123
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

141 Piping Rock Road Locust Valley, New York	11560
(Address of Principal Executive Offices)	(Zip Code)

(516) 384-2577

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

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Item 5.07. Submission of Matters to a Vote of Security Holders.

On March 31, 2025, Two Hands Corporation (the “Company”) held a special meeting of its stockholders (the “Special Meeting”). At the Special Meeting, an aggregate of 4,567,736,549 shares of voting stock, or approximately 83.5% of our 5,469,037,729 total outstanding voting shares as of February 21, 2025, the record date for the Special Meeting (the “Record Date”), were present at or were voted at the Special Meeting, constituting a quorum. The following proposals were voted on at the Special Meeting (as described in greater detail in the Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on August 12, 2024 (the “Proxy Statement”), with the results of such voting as set forth below. Capitalized terms have the meanings given to such terms in the Proxy Statement and this Form 8-K should be read in connection with the Proxy Statement.

Proposal 1	For	Against	Broker Non-Votes
Change of control transaction approval by disinterested shareholders) (3,000,000,000 votes excluded from interested shareholders)	1,208,310,376	85,050,562	274,375,611
Proposal 2	For	Against
Name change	4,475,220,930	92,515,619
Proposal 3	For	Against
Share consolidation (3,000,000,000 votes excluded from interested shareholders)	668,082,761	899,653,788

As a result of the above voting, the first two proposals were approved by the requisite vote of the Company’s stockholders, but the third proposal was not.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Document
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TWO HANDS CORPORATION

Dated: April 1, 2025	By:	/s/ Emil Assentato
Emil Assentato
Chief Executive Officer

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